UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On or about December 21, 2005, the Company entered into a new multi-year lease for its main headquarters office space with Gateway Windward, Inc., a California corporation. The Company currently subleases substantially the same space, and the new lease is contingent on the Landlord and the Company reaching an agreement within approximately forty-five days with the current tenant from whom the Company subleases its current space to terminate the portion of its lease that includes the Company’s space and that tenant agreeing with the Company and the Landlord to terminate the current Company sub-lease, in each case to be effective June 30, 2006.

The space is on three floors with approximately 25,000 square feet on two of the floors and 1,125 on a third floor in an office building located at 3015 Windward Plaza, Windward Fairways II, Alpharetta Georgia 30005.

The Lease term is 98 months, commencing approximately July 1, 2006.

The Company may terminate the Lease at the end of the 68th month, provided it has delivered its notice of termination during the 60th month; pays at the time of the termination notice the unamortized transaction costs which include a build-out allowance of approximately $999,520, leasing commissions, and abated rent of approximately $756, 932.70; and is not in default at either the time of notice or the termination date.

Rent is abated 100% for the first eight months of the lease term and 50% for the following four months. Under the lease terms, annual rent will be approximately $151,000 for the first year, approximately $931,000 for the second year, approximately $954,000 for the third year, approximately $978,000 for the fourth year, approximately $1,002,000 for the fifth year, approximately $1,028,000 for the sixth year, approximately $1,054,000 for the seventh year, approximately $1,080,000 for the eighth year, and approximately $184,000 for the last two months of the lease term in the ninth year.

In addition to Base Rent, the Company must also pay its pro rata share of approximately 35% of the operating expenses, taxes and insurance of the building in excess of such operating expenses, taxes and insurance for the 2006 base year.

The Company may renew the Lease for one additional five year term at the then prevailing market rental rate. The Company has a limited right of first refusal on additional space in the building.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this document:

Number	Exhibit
10.1	Office Lease Agreement between Gateway Windward, Inc., as landlord, and Optio Software, Inc., as tenant, dated December 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2005	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer